Item 77H (Change in control of registrant)
- Attachment
Series 13 - Eaton Vance Atlanta Capital
Select Equity Fund

As of October 31, 2012, accounts advised by Eaton Vance Management no longer own
25% or more of the Fund's voting
securities.